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                             FORM OF SERIES E CONVERTIBLE PREFERRED CERTIFICATE

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                  MAY 11, 1987

E - __                                                                **[ # ]**
                        SUPERCONDUCTOR TECHNOLOGIES INC.

                          AUTHORIZED: 77,000,000 SHARES

75,000,000 SHARES COMMON STOCK                 2,000,000 SHARES PREFERRED STOCK
   $.001 PAR VALUE EACH                              $.001 PAR VALUE EACH

THIS CERTIFIES THAT _________________________________________ IS THE REGISTERED

HOLDER OF _______________ Shares of the Series E Convertible Preferred Stock of

                        SUPERCONDUCTOR TECHNOLOGIES INC.

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

        This certificate and the shares represented thereby shall be held subject to all the provisions of the Certificate of Incorporation and the By-laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

        Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof, and a copy of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the By-laws.

          SEE REVERSE SIDE OF CERTIFICATE FOR ADDITIONAL STATEMENTS AND
                              RESTRICTIVE LEGENDS.

       WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY
                              AUTHORIZED OFFICERS.

        DATED:

----------------------                               ---------------------------
            SECRETARY                                                  PRESIDENT

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                             FORM OF SERIES E CONVERTIBLE PREFERRED CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.